Exhibit 21.1
ORGANON & CO.
LIST OF SUBSIDIARIES

Organon & Co., a Delaware corporation, had the U.S. and international subsidiaries shown below as of December 31, 2024. Organon & Co. is not a subsidiary of any other entity. Certain subsidiaries have been omitted as they are not significant in the aggregate.

Name	Country or State of Incorporation or Organization
Organon Algeria SARL	Algeria
Organon Argentina S.R.L.	Argentina
Organon Pharma Pty Ltd	Australia
Organon Austria GmbH	Austria
Organon Belgium BV	Belgium
Organon Heist BV	Belgium
Dermavant Sciences Ltd.	Bermuda
Organon BH d.o.o.	Bosnia
Organon Farmacêutica Ltda.	Brazil
Organon Canada Inc.	Canada
Organon Chile SpA	Chile
Organon Hong Kong Limited	People’s Republic of China
Organon (Shanghai) Pharmaceutical Technology Co., Ltd.	People’s Republic of China
Organon (Shanghai) Pharmaceutical Trading Co., Ltd.	People’s Republic of China
Organon Colombia S.A.S.	Colombia
Organon Pharma Costa Rica S de R.L.	Costa Rica
Organon Pharma d.o.o.	Croatia
Organon Czech Republic s.r.o.	Czech Republic
Organon Denmark ApS	Denmark
Organon-Ecuador S.A.	Ecuador
Organon Pharmaceutical Egypt LLC	Egypt
Organon R&D Finland Oy	Finland
Organon Finland Oy	Finland
Organon France SAS	France
Organon Healthcare GmbH	Germany
Organon Hungary Korlatolt Felelossegu Tarsasag	Hungary
Fulford (India) Private Limited	India
Organon (India) Private Limited	India
PT Organon Pharma Indonesia Tbk	Indonesia
Dermavant Sciences IRL Limited	Ireland
Organon (Ireland) Ltd	Ireland
Organon Pharma (Ireland) Limited	Ireland
Organon Pharma Israel Ltd.	Israel
Organon Italia S.r.l.	Italy
Organon Japan Holdings G.K.	Japan
Organon K.K.	Japan
Organon Korea Co., Ltd.	Korea, Republic of

Exhibit 21.1

Organon Malaysia Sdn. Bhd.	Malaysia
Organon Comercializadora, S. de R.L. de C.V.	Mexico
Productos Farmaceuticos Organon Mexicana S. de R.L. de C.V.	Mexico
Organon Pharma Mexico, S.A. de C.V.	Mexico
Servicios Organon S. de R.L. de C.V.	Mexico
Undra, S.A. de C.V.	Mexico
Organon Maroc S.A.R.L.	Morocco
GTS FI B.V.	Netherlands
N.V. Organon	Netherlands
OBS Human Health Holding B.V.	Netherlands
OBS International 9 B.V.	Netherlands
Organon Mexico Holdings B.V.	Netherlands
Organon (I.A.) B.V.	Netherlands
Organon (I.A.) II B.V.	Netherlands
Organon Argentina Holdings B.V.	Netherlands
Organon Asia Holdings B.V.	Netherlands
Organon Foreign Debt Co-Issuer B.V.	Netherlands
Organon Holdings 9 B.V.	Netherlands
Organon International Holdings 9 B.V.	Netherlands
Organon International Holdings B.V.	Netherlands
Organon Japan Holdings B.V.	Netherlands
Organon Participations B.V.	Netherlands
Organon Pharma B.V.	Netherlands
Organon New Zealand Limited	New Zealand
Organon Norway A/S	Norway
Organon Latin America Services S. de R.L.	Panama
Organon Pharma S. de R.L.	Panama
Organon BioSciences Peru S.R.L.	Peru
Organon (Philippines) Incorporated	Philippines
Organon Polska Sp. z.o.o.	Poland
Organon Global Shared Services Center (GSS), Unipessoal Lda.	Portugal
Organon Portugal, Sociedade Unipessoal Lda.	Portugal
Organon Puerto Rico LLC	Puerto Rico
Organon BioSciences S.R.L.	Romania
Organon Limited Liability Company	Russian Federation
Organon d.o.o. Beograd	Serbia
Organon Asia Pacific Services Pte. Ltd.	Singapore
Organon Singapore Pte. Ltd.	Singapore
Organon Slovakia s.r.o.	Slovakia
Organon South Africa Pty Ltd.	South Africa
Organon Salud, S.L.	Spain
Organon Sweden AB	Sweden
Dermavant Sciences GmbH	Switzerland
Organon Central East GmbH	Switzerland

Exhibit 21.1

Organon GmbH	Switzerland
Organon International GmbH	Switzerland
Organon International Services GmbH	Switzerland
Organon KSA GmbH	Switzerland
Organon (Thailand) Ltd.	Thailand
Organon Turkey Ilaclari Limited Sirketi	Turkey
Organon Ukraine Limited Liability Company	Ukraine
Organon Pharma FZ-LLC	United Arab Emirates
Dashtag	United Kingdom
Dermavant Holdings Limited	United Kingdom
Organon Pharma (UK) Limited	United Kingdom
Organon Limited Liability Company	Vietnam
Alydia Health, Inc.	Delaware, USA
Dermavant Sciences, Inc.	Delaware, USA
Organon Canada Holdings LLC	Delaware, USA
Organon Finance LLC	Delaware, USA
Organon Global Inc.	Delaware, USA
Organon International LLC	Delaware, USA
Organon LLC	Delaware, USA
Organon 2 LLC	Delaware, USA
Organon Pharma Holdings LLC	Delaware, USA
Organon Pharma Holdings II LLC	Delaware, USA
Organon Trade LLC	Delaware, USA
Organon USA LLC	New Jersey, USA

Exhibit 21.1
ORGANON & CO.
LIST OF BRANCHES, REPRESENTATIVE OFFICES
AND SCIENTIFIC OFFICES

The following are branches, representative offices, and scientific offices of Organon & Co. as of December 31, 2024. Certain subsidiaries have been omitted as they are not significant in the aggregate.

Name	Country of Organization
Organon (I.A.) B.V. - Bulgaria Branch	Bulgaria
Organon (Shanghai) Pharmaceutical Technology Co., Ltd. - Beijing Branch	People’s Republic of China
Organon (Shanghai) Pharmaceutical Technology Co., Ltd. - Guangzhou Branch	People’s Republic of China
Organon (Shanghai) Pharmaceutical Technology Co., Ltd. - Hangzhou Branch	People’s Republic of China
Organon (Shanghai) Pharmaceutical Technology Co., Ltd. – Xuhui Branch	People’s Republic of China
Organon (Shanghai) Pharmaceutical Technology Co., Ltd. – Chengdu Branch	People’s Republic of China
Organon Pharma B.V. - Cyprus Branch	Cyprus
Organon Pharmaceutical Egypt LLC – Organon Egypt Scientific Office	Egypt
Organon Pharma B.V. - Estonia Representative Office	Estonia
Organon Central East GmbH - Jordan Representative Office	Jordan
Organon Pharma B.V. - Latvia Representative Office	Latvia
Organon Central East GmbH - Lebanon Representative Office	Lebanon
Organon Pharma B.V. - Lithuania Representative Office	Lithuania
Organon Belgium BV - Luxembourg Branch	Luxembourg
Organon International Services GmbH	Netherlands
Organon Central East GmbH - North Macedonia Representative Office	North Macedonia
Organon KSA GmbH - Saudi Scientific Office	Saudi Arabia
Organon Pharma B.V., Oss - Ljubljana Branch	Slovenia
Organon (I.A.) B.V. - Taiwan Branch	Taiwan, Province of China
The Representative Office of Organon Central East GmbH in Ho Chi Minh City	Vietnam
The Representative Office of Organon Central East GmbH in Hanoi	Vietnam
The Representative Office of Organon Hong Kong Limited in Hanoi	Vietnam